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                                                                    Exhibit 99.1


                                                                  EXECUTION COPY





                                OPTION AGREEMENT


         OPTION AGREEMENT dated this 19th day of June, 2000.

B E T W E E N:

                           VIVENDI S.A.,
                           a corporation existing under the laws of France
                          (hereinafter referred to as "VIVENDI"),


                           - and -


                           THE SEAGRAM COMPANY LTD.,
                           a corporation existing under the laws of Canada (hereinafter referred to as "SEAGRAM"),


         WHEREAS Vivendi, Seagram and the other parties thereto have entered into a Merger Agreement dated as of the date hereof (the "MERGER AGREEMENT") which provides, upon the terms and subject to the conditions set forth therein, for the completion of an arrangement (the "ARRANGEMENT") involving Seagram and its securityholders;

         AND WHEREAS, unless the context otherwise requires, words and phrases used herein with initial capital letters and not otherwise defined herein shall have the meanings assigned to such words and phrases in the Merger Agreement;

         AND WHEREAS as a condition to Vivendi entering into the Merger Agreement, Vivendi has required that Seagram agree, and in order to induce Vivendi to enter into the Merger Agreement, Seagram has agreed, to grant Vivendi an option to purchase, in accordance with the terms and conditions of this Agreement, up to 86,862,212 newly issued Seagram Common Shares, provided that in no event will the number of shares for which this option is exercisable exceed 19.9% of the issued and outstanding Seagram Common Shares;

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:


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                                    ARTICLE 1
                                   THE OPTION

SECTION 1.1       GRANT OF OPTION.

         Subject to the terms and conditions set forth herein, Seagram hereby grants to Vivendi, subject to acceptance of the notice in respect of such option under Section 19.06 of the General Bylaws of the Toronto Stock Exchange, an irrevocable option (the "OPTION") to purchase up to 86,862,212 newly issued Seagram Common Shares (the "OPTION SHARES") (provided that in no event will the number of shares for which this option is exercisable exceed 19.9% of the number of issued and outstanding Seagram Common Shares at the time of exercise without giving effect to any shares subject to or issued pursuant to the Option) in the manner set forth below at a purchase price (the "PURCHASE PRICE") per Option Share equal to U.S. $77.35 per Option Share. The number of Common Shares purchasable upon exercise of the Option and the Purchase Price are subject to adjustment as set forth in this Agreement. Subject to the parenthetical proviso in the first sentence hereof, in the event that any additional Common Shares are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 1.5 hereof) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of Common Shares subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number, together with any Common Shares previously issued pursuant to this Agreement, equals 19.9% of the number of Common Shares then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option.

SECTION 1.2       EXERCISE OF OPTION.

(1) The Option may be exercised by Vivendi, in whole or in part, at any time or from time to time after the occurrence of an Exercise Event (as defined below) and prior to the Termination Date (as defined below).

(2) An "EXERCISE EVENT" shall occur for purposes of this Agreement on the date on which Vivendi becomes unconditionally entitled to receive the Seagram Fee pursuant to Section 6.3(1) of the Merger Agreement.

(3) The "TERMINATION DATE" shall occur for purposes of this Agreement upon the first to occur of any of the following:

         (a)      the Effective Time;

         (b) the date on which the Option shall have been exercised in full; or

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         (c)      the date of termination of the Merger Agreement, unless, in the case of this clause (c), Vivendi has the right to receive the Seagram Fee either upon, or following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) 30 Business Days following the time the Seagram Fee becomes unconditionally payable and (y) the expiration of the period in which Vivendi has such potential right to receive the Seagram Fee.

                  Notwithstanding the termination of the Option, Vivendi shall be entitled to purchase those Option Shares with respect to which it shall have exercised the Option by delivery of an Exercise Notice (as defined below) prior to the Termination Date (subject to the other limitations set forth herein), and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or at the Termination Date.

(4) Subject to Section 5.1 hereof, in the event Vivendi is entitled to and wishes to exercise the Option, Vivendi shall send a written notice (an "EXERCISE NOTICE") to Seagram specifying the total number of Option Shares that Vivendi wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares which Vivendi wishes to receive, the date (subject to the earlier of the satisfaction or waiver of the conditions set forth in Section 1.3) (the "CLOSING DATE") which shall be a Business Day not later than the tenth Business Day and not earlier than the second Business Day after delivery of such notice, and the place in New York City for the closing (the "CLOSING") of such purchase; provided, however, that the Closing shall be held only if (i) such purchase would not otherwise violate or cause the violation of, any applicable material law, statute, ordinance, rule or regulation (collectively, "LAWS"), and (ii) no material judgment, order, writ, injunction, ruling or decree of any Governmental Entity (collectively, "ORDERS") shall have been promulgated, enacted, entered into, or enforced by any Governmental Entity which prohibits delivery of the Option Shares, whether temporary, preliminary or permanent; provided, however, that the parties hereto shall use their reasonable best efforts to (x) promptly make and process all necessary filings and applications and obtain all consents, approvals, Orders, authorizations, registrations and declarations or expiration or termination of any required waiting periods (collectively, "APPROVALS") and to comply with any such applicable Laws and (y) have any such Order vacated or reversed. In the event the Closing is delayed pursuant to clause (i) or (ii) of the immediately preceding sentence, the Closing shall be within ten Business Days following the cessation of such restriction, violation, Law or Order or the receipt of any necessary Approval, as the case may be (so long as the Exercise Notice was delivered prior to the Expiration Date); provided, further, that, notwithstanding any prior Exercise Notice, Vivendi shall be entitled to rescind such Exercise Notice and shall not be obligated to purchase any Option Shares in

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         connection with such exercise upon written notice to such effect to
         Seagram. In the event (i) Vivendi receives official notice that an Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Approval has not been issued or granted within six months of the date of the Exercise Notice, Vivendi shall have the right to exercise its rights pursuant to Section 1.2(5) with respect to the Option Shares for which such Approval will not be issued or granted or has not been issued or granted.

(5) Subject to Section 5.1 hereof, if at any time the Option is then exercisable pursuant to the terms of Section 1.2(l) hereof and notwithstanding whether the condition set forth in Section 1.3(l) shall have been fulfilled, Vivendi may elect, in lieu of exercising the Option to purchase Option Shares as provided in Section 1.2(4) hereof, to send a written notice to Seagram (a "CASH EXERCISE NOTICE") specifying a date not later than the tenth Business Day and not earlier than the second Business Day following the date such notice is given, on which date Seagram shall pay to Vivendi an amount in cash equal to the Spread (as defined below) multiplied by such number of Option Shares as Vivendi shall specify in the Cash Exercise Notice. As used herein, "SPREAD" shall mean the excess, if any, over the Purchase Price of the higher of (the "APPLICABLE PRICE"): (x) if applicable, the highest price per share (the "COMPETING PURCHASE PRICE") for Seagram Common Shares offered (and not subsequently withdrawn) or paid to Seagram shareholders in any Seagram Acquisition Proposal announced, proposed, offered or made after the date hereof and prior to the date of the Cash Exercise Notice; or (y) the simple average of the closing prices (the "CLOSING PRICE"), if any, of the Seagram Common Shares on the NYSE during the 20 trading days immediately prior to the date of the Cash Exercise Notice. If the Competing Purchase Price includes any property other than cash, the Competing Purchase Price shall be the sum of: (i) the fixed cash amount, if any, included in the Competing Purchase Price; and (ii) the fair market value of such other property. If such other property includes securities listed on an existing public trading market, the fair market value of such securities shall be deemed to be equal to the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice. If such other property includes something other than cash or securities listed on an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Competing Purchase Price shall be deemed to be the amount of any cash included in the Competing Purchase Price plus the fair market value of such other property as determined by an internationally recognized investment banking firm selected by Seagram and reasonably acceptable to Vivendi (the "VALUATION PROCEDURE"). For this purpose, the parties shall use their reasonable best efforts to cause any determination of the fair market value of such other property to be made within two Business Days after the date of delivery of the Cash Exercise Notice. Upon exercise

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         of its right to receive the Spread pursuant to this Section 1.2(5), the obligations of Seagram to deliver Option Shares pursuant to Section 1.1 shall be terminated with respect to such number of Option Shares for which Vivendi shall have elected to be paid the Spread pursuant to the Cash Exercise Notice.

To the extent that, upon or following the giving by Vivendi to Seagram of an Exercise Notice, Seagram is prohibited by Law or Order from delivering to Vivendi a certificate or certificates representing the number of Common Shares purchased by Vivendi, Seagram shall immediately so notify Vivendi in writing, and thereafter deliver or cause to be delivered, from time to time, to Vivendi the portion of the Option Shares that Seagram is no longer prohibited from delivering, within five business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Seagram in writing of such prohibition, Vivendi may, upon any time after receipt of such notification from Seagram, revoke in writing its Exercise Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Seagram shall promptly
(i) deliver to Vivendi that portion of the Option Shares that Seagram is not prohibited from delivering pursuant to the time periods set forth in Section 1.2(4); and (ii) deliver to Vivendi, as appropriate, with respect to the Option, a new Option Agreement evidencing the right of Vivendi to purchase that number of Common Shares for which the surrendered Option Agreement was exercisable at the time of giving the written notice of exercise referred to in Section 1.2(4). Notwithstanding anything to the contrary in this Agreement, the period for exercise of rights related to the Option set forth in Sections 1.2(1), 1.2(2) and 1.2(3) shall be extended, at the request of Vivendi, for a period not to exceed (180) days from the date that the Option would have terminated pursuant to Sections 1.2(1), 1.2(2) and 1.2(3) hereof or such shorter period necessary to permit the delivery of all the Option Shares subject to the exercise notice.

SECTION 1.3       CONDITIONS TO CLOSING.

         The obligation of Seagram to deliver Option Shares upon any exercise of the Option is subject to the following conditions:

(1) The Option Shares shall have been approved for listing on the NYSE (subject to notification of issuance) and the TSE (subject to satisfaction of customary conditions); provided, however, that Seagram and Vivendi agree that Seagram shall not be obligated to register the Option Shares under the 1933 Act or otherwise qualify the Option Shares for resale in the United States or Canada other than on the terms and subject to the conditions set forth in Section 3.2; and

(2)      The conditions to a Closing set forth in the first proviso contained in
         Section 1.2(4) hereof shall have been satisfied.


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         The obligation of Seagram to pay the Spread under Section 1.2(5) shall only be subject to the conditions to a Closing set forth in the first proviso contained in Section 1.2(4) hereof having been satisfied.

SECTION 1.4       CLOSINGS.

(1) In the event of a Closing pursuant to Section 1.2(4), Seagram shall deliver to Vivendi a certificate or certificates evidencing the applicable number of Option Shares (in the denominations specified therein), and Vivendi shall purchase each such Option Share from Seagram at the Purchase Price.

(2) If the Option should be exercised in part only, a new Option evidencing the rights of Vivendi thereof to purchase the balance of the shares purchasable hereunder shall be delivered by Seagram, and Vivendi shall deliver to Seagram this Agreement and a letter agreeing that Vivendi will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

(3) In the event of a Closing pursuant to Section 1.2(5), Seagram shall deliver to Vivendi cash in the amount determined pursuant to Section 1.2(5), which payment shall be made by wire transfer of immediately available funds to a bank account designated by Vivendi; provided, however, that failure or refusal of Vivendi to designate such a bank account shall not relieve Seagram of its obligations to make such payment.

(4) In the event of a Closing pursuant to Section 1.2(4), payment of the Purchase Price shall be made by wire transfer of immediately available funds to a bank account designated by Seagram; provided, however, that failure or refusal of Seagram to designate such a bank account shall not preclude Vivendi from exercising the Option.

(5) Seagram shall pay all expenses and any and all federal, provincial, state and local transfer taxes and other similar charges that may be payable in connection with the preparation, issue and delivery of share certificates under this section in the name of Vivendi.



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(6)      Certificates for Common Shares delivered at a Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate may be subject to certain provisions of a stock option agreement between the registered holder hereof and The Seagram Company Ltd. and to resale restrictions arising under the U.S. Securities Act of 1933, as amended, the Securities Act (Ontario) and other Canadian securities legislation. A copy of such agreement is on file at the principal office of The Seagram Company Ltd. and will be provided to the holder hereof without charge upon receipt by The Seagram Company Ltd. of a written request therefor."

It is understood and agreed that: (i) the respective references to the resale restrictions of the 1933 Act, the Securities Act and other Canadian securities legislation in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Vivendi shall have delivered to Seagram a copy of an opinion or opinions of counsel, in form and substance reasonably satisfactory to Seagram, to the effect that such legend is not required for the purposes of the 1933 Act, the Securities Act or any other Canadian securities legislation; (ii) the reference to the provisions to the Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as required by law.

SECTION 1.5   ADJUSTMENTS UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC.

(1) The number of Common Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 1.5 (other than in connection with an event for which adjustment is made pursuant to Section 1.1 of this Agreement). In the event of any change in the number of outstanding Seagram Common Shares by reason of a stock dividend, split-up, spin-off, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of Seagram which would have the effect of diluting or otherwise diminishing Vivendi's rights hereunder, the type and number of shares or securities to be issued by Seagram upon exercise of the Option and the Purchase Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Vivendi shall receive upon exercise of the Option the number and class of shares and/or other securities and/or property that Vivendi would have received in respect of Seagram Common Shares if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and elected, to the fullest extent it would have been permitted to elect, to receive such securities or other property.



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         For greater certainty, following any such transaction, Vivendi shall continue to be entitled (if otherwise entitled hereunder) to give a Cash Exercise Notice and be paid the Spread, determined in light of the Purchase Price, adjusted as aforesaid.

(2) In the event that Seagram shall enter into an agreement (other than the Merger Agreement): (i) to consolidate with, amalgamate or merge, whether by plan of arrangement or otherwise, into any person, other than Canal, Vivendi or any of their respective affiliates, and shall not be the continuing or surviving corporation of such consolidation, amalgamation or merger; (ii) to permit any person, other than Canal, Vivendi or any of their respective affiliates, to merge into Seagram and Seagram shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding Seagram Common Shares shall be changed into or exchanged for shares or other securities of Seagram or any other person or cash or any other property or the then outstanding Seagram Common Shares shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Canal, Vivendi or any of their respective affiliates, then, and in each such case, proper provision shall be made in the agreements governing such transaction and the Option shall be adjusted so that, unless earlier exercised by Vivendi, Vivendi shall receive upon exercise of the Option, the percentage and class of shares and/or other securities and/or cash and/or property that Vivendi would have received in respect of Seagram Common Shares if the Option had been exercised immediately prior to such transaction, or the record date therefor, as applicable, and elected, to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property, and the Purchase Price shall be adjusted appropriately. For greater certainty, following any such transaction, Vivendi shall continue to be entitled (if otherwise entitled hereunder) to give a Cash Exercise Notice and be paid the Spread, determined in light of the Purchase Price, adjusted as aforesaid.

(3) The provisions of this Agreement, including, without limitation, Sections 1.1, 1.2, 1.4 and 3.2, shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 1.5.




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                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF SEAGRAM


         Seagram hereby represents and warrants to Vivendi as follows:

SECTION 2.1       AUTHORITY RELATIVE TO THIS AGREEMENT.

         Seagram has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seagram and the consummation by Seagram of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seagram are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Seagram and, assuming the due authorization, execution and delivery by Vivendi, constitutes the legal, valid and binding obligation of Seagram, enforceable against Seagram in accordance with its terms.

SECTION 2.2       AUTHORITY TO ISSUE SHARES.

         Seagram has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Termination Date shall have reserved, all the Option Shares issuable pursuant to this Agreement, and Seagram shall take all necessary corporate action to authorize and reserve and permit it to issue all additional Seagram Common Shares or other securities which may be issued pursuant to this Agreement, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges and other encumbrances of any nature whatsoever (other than as provided in this Agreement) and shall not be subject to any pre-emptive rights.

SECTION 2.3       NO CONFLICTS.

         The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach pursuant to any provision of the constituent documents of Seagram or any subsidiary of Seagram or result in any breach of any material loan or credit agreement, note, mortgage, indenture, lease, pension plan or other agreement or obligation of Seagram or any subsidiary of Seagram or their respective properties or assets.



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SECTION 2.4       NO AVOIDANCE.

         Seagram will not, by amendment to its articles or by-laws or through reorganization, consolidation, amalgamation, plan of arrangement, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Seagram.


                                    ARTICLE 3
                              COVENANTS OF SEAGRAM


SECTION 3.1       LISTING; OTHER ACTION.

(1) As promptly as practicable following an Exercise Event, Seagram shall use all reasonable best efforts to cause the Option Shares to be approved for listing on the NYSE and the TSE, subject to notice of issuance, and shall provide prompt notice to the TSE of the issuance of each Option Share.

(2) Seagram shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law, regulation or policy to consummate and make effective the transactions contemplated hereunder, including, without limitation, using all reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any government or regulatory authority; provided however, that Seagram shall not be obligated to register the Option Shares under the 1933 Act or otherwise qualify the Option Shares for resale in the United States or Canada other than on the terms and subject to the conditions set forth in
         Section 3.2.

SECTION 3.2       QUALIFICATION



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(1)      In the event that Vivendi shall desire to sell any of the Option Shares within one year after their receipt by Vivendi and requests in writing to Seagram that Seagram register such Option Shares under the 1933 Act or qualify such Option Shares for resale under applicable Canadian securities laws, unless in the opinion of counsel to Seagram (which opinion shall be reasonably satisfactory to Vivendi and its counsel) such registration under the 1933 Act or qualification under applicable Canadian securities laws is not required in order to lawfully sell and distribute such Option Shares in the manner contemplated by Vivendi, Seagram shall cooperate with Vivendi and any underwriters in registering or qualifying of such Option Shares for resale, including, without limitation, promptly filing a registration statement and/or prospectus which complies with the requirements of applicable U.S. federal and state securities laws and/or Canadian federal, provincial and territorial securities laws, as the case may be, and entering into and complying with an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided, however, that Seagram shall not be required to file more than two registration statements which are declared effective and/or prospectuses hereunder and shall be entitled to delay the filing or effectiveness of any registration statement and/or prospectus for up to 120 days in any 12-month period if the offering would, in the judgment of the Board of Directors of Seagram, require premature disclosure of any material corporate development or otherwise materially interfere with or materially adversely affect any pending or proposed offering of securities of Seagram, acquisition or divestiture or any other material transaction involving Seagram or any of its subsidiaries. Vivendi agrees to use its reasonable best efforts to cause, and to use its reasonable best efforts to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement and/or prospectus to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 3% of the then-outstanding voting power of Seagram.

(2) If Option Shares are registered or qualified pursuant to the provisions of this Section 3.2, Seagram agrees (i) to furnish copies of the registration statement and/or prospectus relating to the Option Shares covered thereby in such numbers as Vivendi may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 120 days a prospectus covering the Option Shares meeting the requirements of such securities laws, and to furnish Vivendi with such numbers of copies of the registration statement and prospectus, as amended or supplemented, as may reasonably be requested. Seagram shall bear the cost of the registration or qualification, including but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Seagram, and Vivendi shall pay the

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         fees and disbursements of its counsel and the underwriting fees and commissions applicable to the Option Shares sold by Vivendi. Seagram shall indemnify and hold harmless Vivendi, its affiliates and their respective officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in or omissions or alleged omissions from, each registration statement or prospectus (or any amendment thereto) filed pursuant to this paragraph; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Seagram by Vivendi, its affiliates and its officers and other representatives expressly for use in any registration statement or prospectus (or any amendment thereto) filed pursuant to this paragraph. Seagram shall also indemnify and hold harmless each underwriter and each person who controls any underwriter against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in or omissions or alleged omissions from, each registration statement or prospectus (or any amendment thereto) filed pursuant to this paragraph; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Seagram by the underwriters expressly for use in any registration statement or prospectus (or any amendment thereto) filed pursuant to this Section 3.2.


                                    ARTICLE 4
                         REPRESENTATIONS, WARRANTIES AND
                              COVENANTS OF VIVENDI

SECTION 4.1       OFFERING RESTRICTIONS.

         Until such time as Vivendi has requested that Seagram take such action as may be required by Section 3.2 to register the Option Shares for resale under the 1933 Act, Vivendi agrees to comply with the requirements of Regulation S promulgated under the 1933 Act, including but not limited to the following:

(1) Vivendi shall not make any offer or sale of the Option Shares to a U.S. person or for the account or benefit of a U.S. person (within the meaning of Regulation S under the 1933 Act) during the 40 day period following issuance of the Option Shares;

(2) All offering materials and documents used in connection with any offer or sale of the Option Shares during the 40 day period following issuance of the Option Shares shall include statements on the cover or inside cover page and in the underwriting or distribution section of any prospectus or offering circular and in any advertisement to the effect that the Option Shares have not been registered under the 1933 Act and

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
         may not be offered or sold in the United States or to U.S. persons unless the Option Shares are so registered or an exemption from the registration requirements is available; and

(3) Vivendi shall send written confirmation to any purchaser of the Option Shares during the 40 day period following the issuance of the Option Shares that the purchaser is subject to the foregoing restrictions on offers and sales of the Option Shares.

SECTION 4.2       NO PUBLIC DISTRIBUTION.

         Vivendi hereby represents and warrants to Seagram that the Option is not being, and any Common Shares or other securities acquired by Vivendi upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under both the Securities Act and the 1933 Act and otherwise in compliance with applicable Law.

SECTION 4.3       OTHER RESTRICTIONS.

         (a) The Option Shares may not be sold, assigned, transferred, or otherwise disposed of by Vivendi or any of its Affiliates except (i) in an underwritten public offering as provided in Section 3.2, (ii) to any purchaser who would not, to the knowledge of Vivendi after reasonable due inquiry, immediately following such sale, assignment, transfer or disposal, Beneficially Own (as defined in Rule 13d-3 under the Exchange Act) more than 3% of the then-outstanding voting power of Seagram or (iii) pursuant to a bona fide third party tender offer or exchange offer (A) that has been approved or recommended by a majority of the members of the Board of Directors of Seagram (which majority shall include a majority of directors who were directors as of the date hereof) or (B) if in the good faith judgment of Vivendi there is a reasonable possibility it would be, as a result of not tendering or exchanging, relegated to different consideration than would be available to those shareholders who did tender or exchange, taking into account any provisions thereof with respect to proration and any proposed second step or back-end transaction, provided in the case of this clause (B) that all conditions to such tender or exchange offer (other than the minimum tender or exchange condition) could reasonably be expected to be satisfied or waived at the scheduled expiration date and the minimum tender or exchange condition could reasonably be expected to be satisfied or waived at the scheduled expiration date for such offer even if Vivendi did not tender.

         (b) In connection with any vote or action by written consent of the shareholders of the Company relating to any matter, unless the Company otherwise consents in writing, Vivendi shall vote or act by written consent with respect to (and shall cause each of its Affiliates that Beneficially Own Voting Shares to vote or act by written consent with respect to) any Option Shares Beneficially Owned by it, at Vivendi's option, either proportionately on the same basis as the other holders of Seagram Common Shares so vote or as recommended by the Board of Directors of Seagram; provided, however, that Vivendi shall

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
be entitled to vote its shares in its discretion (and not in such proportion or as so recommended) with respect to any transaction submitted to holders of Seagram Common Shares pursuant to which Option Shares Beneficially Owned by Vivendi or any of its Affiliates will not be entitled to receive (or will not be permitted to elect to receive on an equitable basis with the Seagram Common Shares held by all other shareholders), in such transaction, the same consideration as Seagram Common Shares held by all other shareholders of Seagram.



                                    ARTICLE 5
                               CERTAIN LIMITATIONS

SECTION 5.1       MAXIMUM TOTAL PROCEEDS.

         (a) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall Vivendi's Total Proceeds (as hereinafter defined) at any time exceed US$800 million and, if it otherwise would exceed such amount, Vivendi, at its sole election, shall either: (i) reduce the number of Option Shares subject to this Option; (ii) deliver to Seagram for cancellation Option Shares previously purchased by Vivendi hereunder; (iii) pay cash to Seagram; or
(iv) any combination thereof, so that Vivendi's Total Proceeds shall not exceed US$800 million after taking into account the foregoing actions. As used herein, the term "Total Proceeds" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Vivendi pursuant to a cash exercise pursuant to Section 1.2(5); (ii) (x) the net cash amounts, or fair value of any securities or property (determined pursuant to the Valuation Procedure), received or receivable by Vivendi pursuant to the then agreed or consummated sale of Option Shares purchased or acquired pursuant to this Agreement (or any other securities or property into which such Option Shares are converted or exchanged in any manner whatsoever) to any unaffiliated party less (y) Vivendi's Purchase Price for such shares; and (iii) any amounts received by Vivendi pursuant to Section 6.3(l) of the Merger Agreement.

         (b) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event may the Option be exercised for a number of Option Shares as would, as of the date of such exercise, result in Notional Total Proceeds (as defined below) which would exceed US$800 million; provided, however, that nothing in this sentence shall restrict any exercise of the Option on any subsequent date (if otherwise permitted by the terms of this Agreement). As used herein, the term "NOTIONAL TOTAL PROCEEDS" with respect to any number of Option Shares as to which Vivendi may propose to exercise the Option shall be the Total Proceeds determined as of the date of such proposal assuming that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Vivendi and its affiliates (as defined in the Merger Agreement) as of such date, were sold for cash at the closing market

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
price (less customary brokerage commissions) for Seagram Common Shares on the preceding trading day on the NYSE (or on any other nationally recognized exchange or trading system on which Seagram Common Shares are then principally listed or traded, if not then listed on the NYSE).

                                    ARTICLE 6
                            TERMINATION OF AGREEMENT

SECTION 6.1       TERMINATION.

         This Agreement, other than the rights and obligations of Vivendi and Seagram under Section 3.2, Article 4 and Section 5.1, shall terminate on the Termination Date.


                                    ARTICLE 7
                                  MISCELLANEOUS

SECTION 7.1       AMENDMENT.

         This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 7.2       WAIVER.

         Either party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of the other party hereto or
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

SECTION 7.3       NOTICES.

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (i) on the date of delivery, if delivered in person, (ii) upon confirmation of transmission by the sender's fax machine, if delivered by facsimile on a Business Day (or otherwise on the next Business Day), or (iii) on the first Business Day following the date of dispatch, if delivered by a nationally recognized next day courier service, to the respective parties at their addresses and fax numbers (as applicable) as specified in the Merger Agreement.

SECTION 7.4       SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

SECTION 7.5       ASSIGNMENT; BINDING EFFECT; BENEFIT.

         Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) without the prior written consent of any of the parties hereto. Notwithstanding the foregoing, Vivendi may assign this Agreement and any of the rights, interests or obligations hereunder to any wholly-owned subsidiary of Vivendi without the consent of Seagram. Subject to the first and second sentence of this section, this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 7.6       WITHHOLDING RIGHTS.

         Seagram shall be entitled to deduct and withhold from any amount otherwise payable or deliverable to Vivendi under this Agreement, including the issuance of Seagram Common Shares pursuant to the exercise of the Option, such amounts as Seagram is required to deduct and withhold with respect to such payment or delivery under any provision of federal, provincial, territorial, state, local or foreign tax law. To the extent that amounts are withheld, such withheld amounts shall be treated for all purposes as having been paid or delivered to Vivendi provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld exceeds the cash portion of the amount otherwise payable or deliverable to Vivendi, Seagram is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Seagram to enable it to comply with such deduction or withholding requirement and Seagram shall notify Vivendi thereof and remit to Vivendi any unapplied balance of the net proceeds of such sale.

SECTION 7.7       SPECIFIC PERFORMANCE.

         The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 7.8       PAYMENT OF COSTS

         Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

SECTION 7.9       GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance, with the laws of the Province of Ontario and the federal laws of Canada applicable therein. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

SECTION 7.10      HEADINGS.

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.11      ENTIRE AGREEMENT.

         This Agreement and the Merger Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  VIVENDI S.A.


                                            By: /s/ Jean-Marie Messier
                                               --------------------------------
                                                  Name: Jean-Marie Messier
                                                  Title: Chairman & Chief
                                                         Executive Officer


                                            THE SEAGRAM COMPANY LTD.


                                            By: /s/ Edgar Bronfman, Jr.
                                               --------------------------------
                                                  Name: Edgar Bronfman, Jr.
                                                  Title: President & Chief
                                                         Executive Officer